UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2013

Rand Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

161 Worcester Road, Suite 401, Framingham, Massachusetts		01701
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(508) 663-1400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Effective February 1, 2013, IMAGINiT Technologies (the "VAR"), a division of Rand Worldwide, Inc., entered into new Value Added Reseller Agreement (the "Agreement) with its primary software supplier, Autodesk, Inc. ("Autodesk), pursuant to which Autodesk granted the VAR a non-exclusive, non-transferrable revocable right to resell and otherwise provide various software products and services to the VAR’s customers in its authorized sales territories. The Agreement has an initial term of 12 months, which will automatically renew for two additional 12-month terms. During its term, the Agreement may be terminated (i) by Autodesk, without cause, upon 90 days’ prior written notice to the VAR, (ii) by the VAR, without cause, upon 30 days’ prior written notice to Autodesk, (iii) by either party, upon written notice to the other party, if the other party has breached the Agreement and fails to cure such breach within 30 days of receiving notice thereof from the terminating party, and/or (iv) by Autodesk, with written notice to the VAR, in the event (a) the VAR transfers or terminates any part of its business relating to the software products or services covered by the Agreement or stockholders of the VAR transfer a controlling interest in the VAR to a third party, (b) a receiver or similar officer is appointed for the benefit of the VAR’s creditors or the VAR becomes the object of any proceeding for bankruptcy or insolvency, (c) the VAR breaches any provision of the Agreement that cannot be remedied, or (d) the VAR contests or otherwise takes adverse action with respect to any of Autodesk’s intellectual property rights.

The Agreement imposes the following minimum purchase requirements on the VAR: (a) $1.5 million per rolling four quarters for United States Internet self-service orders; (b) $400,000 per rolling four quarters for media and entertainment Internet self-service orders; and (c) $300,000 per rolling four quarters for education specialization Internet self-service orders. In addition to the foregoing, the Agreement contains various representations, warranties and covenants that are typical customary for this type of agreement, including, without limitation, covenants to protect the parties’ intellectual property rights and confidential information, covenants relating to communications and interactions with end-users of the Autodesk software products and services, provisions relating to rebates and incentive programs and credit terms offered by Autodesk, and provisions relating to marketing and other customer support by Autodesk.

The foregoing information is intended only as a summary and is qualified in its entirety by the terms of the Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rand Worldwide, Inc.

September 6, 2013	By:	Lawrence Rychlak

Name: Lawrence Rychlak
Title: President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Value Added Reseller (“VAR”) Agreement, effective as of February 1, 2013, between Rand Worldwide Subsidiary, Inc. and Autodesk, Inc. (filed herewith)